                                                                  EXHIBIT 3.1(a)


                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                    AEGIS MORTGAGE ACCELERATION CORPORATION

     Aegis Mortgage Acceleration Corporation, a corporation organized under the laws of the State of Delaware, hereby certifies as follows:

     First:   That the name of this corporation is Aegis Mortgage Acceleration
Corporation.

     Second: That Aegis Mortgage Acceleration Corporation was originally incorporated under the name Aegis Financial Corporation, and its certificate of incorporation was originally filed with the Secretary of State of Delaware on April 22, 1993.

     Third:   That a Certificate of Amendment changing this corporation's name to Aegis Mortgage Acceleration Corporation was filed with the Secretary of State of Delaware on June 8, 1993.

     Fourth: That this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation, was duly adopted in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

     Fifth:   That the text of the Certificate of Incorporation of this
corporation, as heretofore amended, restated or supplemented, is hereby further amended and restated by this certificate to read in its entirety as follows:

     FIRST.   The name of the corporation is Aegis Mortgage Acceleration
Corporation.

     SECOND. The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The name of its registered agent at such address is Corporation Service Company, County of Kent.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. This corporation is authorized to issue three classes of shares, which shall be known as Preferred Stock, Class A Common Stock and Class B Common Stock. The total number of shares of stock of all classes that this corporation is authorized to issue is 6,690,000. Each share of each class of stock of this corporation shall have a par value of $0.01. The Preferred Stock shall be subdivided into three series, which shall be known as Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. The total number of shares of Series A Preferred Stock which this corporation is authorized to issue is 780,000. The total number of shares of Series B Preferred Stock which this corporation is authorized to issue is 750,000. The total number of shares of Series C Preferred Stock which this corporation is authorized to issue is 320,000. The total number of shares of Class A Common Stock which this corporation is authorized to issue is 4,520,000. The total number of shares of Class B Common Stock which this corporation is authorized to issue is 320,000. (The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be collectively referred to as the "Preferred Stock," and the Class A Common Stock and Class B Common Stock shall be collectively referred to as the "Common Stock.")

     FIFTH. The rights, preferences, privileges and restrictions granted to or imposed upon the Class A Common Stock and Class B Common Stock and the respective holders thereof are as follows:

     A.  Dividend Rights.  Subject to the superior rights of the Preferred
         ---------------
Stock, dividends may be declared by the Board of Directors and paid on outstanding Class A Common Stock and Class B Common Stock out of any funds legally available therefor. For dividend purposes, the holders of Class B Common Stock shall receive the same dividend as if they had converted their shares into Class A Common Stock.

     B.  Liquidation.  Upon the voluntary or involuntary liquidation, winding up
         -----------
or dissolution of the corporation, the remaining assets of the corporation, subject to the superior rights of the Preferred Stock, shall be paid ratably to the holders of the Class A Common Stock and Class B Common Stock, treating the Class B Common Stock as if such shares had been converted into Class A Common Stock immediately prior to the liquidation.

     C.   Voting Rights.  Except as otherwise expressly provided by law, the
          -------------
voting rights of the Class B Common Stock shall be as follows:

          (1) The corporation shall not, without the consent (given by vote in person or by proxy at a meeting called for that purpose, or by written consent) of the holders of at least a majority of the outstanding Class B Common Stock, voting separately and as a class, alter or change the powers, provisions or special rights of Class B Common Stock.

          (2) Except as specifically set forth in paragraph (1) of this Section C or as otherwise required by law, the holders of Class B Common Stock shall have no voting power. No holder of Class B Common Stock shall vote upon or otherwise participate in any actions of any nature taken by the corporation or the stockholders thereof or be entitled to receive notice of any meeting of stockholders and the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Common Stock. Each share of Class A Common Stock shall entitle the holder thereof to one vote.

     D.   Automatic Conversion.  The Class B Common Stock shall convert into
          --------------------
fully paid and nonassessable shares of Class A Common Stock of the corporation as follows:

          (1) The outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at a rate of one share of Class A Common Stock for each share of Class B Common Stock converted upon the first to occur of the following: (a) the closing of this corporation's sale of its Class A Common Stock to the public in an offering registered under the Securities Act of 1933, as amended, (b) the closing of a merger or sale of assets of the corporation in which the corporation is not the "continuing corporation" (as defined below), (c) the outstanding shares of Class B Common Stock are transferred by Grant Financial Group, Inc., a California corporation, to its shareholders or (d) a resolution is passed by a vote of at least two-thirds of the Directors of this corporation electing to have all outstanding shares of Class B Common Stock automatically convert into shares of Class A Common Stock. The corporation shall be the "continuing corporation" if and only if the corporation, or its stockholders immediately before such transaction (the "Pre merger Stockholders"), shall own, immediately after and as a result of the transaction, equity securities, other than warrants, options or similar rights to subscribe to or purchase equity securities of the surviving or acquiring corporation or such corporation's parent corporation, possessing more than 50% of the voting power of the surviving or acquiring corporation or its parent corporation. Any securities of the surviving or acquiring corporation owned by the Pre merger Stockholders immediately before such transaction shall not be counted as part of the securities owned by such Pre merger Stockholders immediately after such transaction for purposes of determining whether the corporation is the "continuing corporation." For purposes of this Section, voting power of a corporation shall be calculated by assuming the conversion of all then outstanding convertible equity securities (including those convertible at some future date), but not assuming the exercise of any warrants, options or other rights to subscribe to or purchase voting shares.

     (2) Before any holder of Class B Common Stock shall be entitled to receive a certificate or certificates for shares of Class A Common Stock upon conversion, such holder shall surrender the certificate or certificates for the holder's shares of Class B Common Stock, duly endorsed, at the office of the corporation or of any transfer agent for such stock. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date specified for automatic conversion in paragraph (1) of this Section D, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or record holders of such shares of Class A Common Stock on such date.

     (3) The number of shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock shall be subject to adjustments as follows:

          (i) In the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of outstanding Class A Common Stock, then in each such case the number of shares of Class A Common Stock into which shares of Class B Common Stock may be converted shall be equitably adjusted so as not to impair or enlarge the conversion rights of Class B Common Stock.

          (ii) In the event the corporation determines to offer rights to the holders of Class A Common Stock entitling them to subscribe to additional shares of Class A Common Stock or securities convertible into Class A Common Stock, the corporation shall also extend such right to the holders of Class B Common Stock as if converted to Class A Common Stock on the record date for such offering. There shall be no adjustment in the respective conversion rates by virtue of such rights offering or by virtue of any sale of any class of securities of the corporation.

     (4) Whenever the amount of Class A Common Stock deliverable upon the conversion of Class B Common Stock shall be adjusted pursuant to the provisions hereof, the corporation shall forthwith file, at its principal executive office and with any transfer agent for its Class A Common Stock or Class B Common Stock, a statement signed by the Chief Executive Officer and Treasurer of the corporation stating the adjusted amount of its Class A Common Stock deliverable per share of Class B Common Stock calculated to the nearest one hundredth and setting forth in reasonable detail the mode of calculation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

          (5) The corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock the full number of shares deliverable upon conversion of all the then outstanding Class B Common Stock and shall take all such action and obtain all such permits and orders as may be necessary to enable the corporation lawfully to issue such Class A Common Stock upon the conversion of Class B Common Stock.

          (6) No fractions of shares of Class A Common Stock shall be issued upon the conversion of Class B Common Stock. In lieu of fractions, the number of shares of Class A Common Stock issuable upon the conversion of Class B Common Stock shall be rounded to the nearest whole number.

          (7) The issue of stock certificates on conversion of Class B Common Stock shall be made without charge to the converting stockholders and the corporation shall pay any stock transfer tax with respect to the issue thereof if Class A Common Stock deliverable upon conversion is issued in the name of the holder of the Class B Common Stock certificate converted.

     SIXTH. The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock and the holders thereof are as follows:

     A.   Dividend Rights.
          ---------------

          (1) Subject to the superior rights of the Series B Preferred Stock, each share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, a dividend equal to $0.10 per share of Series A Preferred Stock before the payment of any dividend on the Common Stock.

          (2) Each share of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, payable in preference and priority to any payment of any other dividend on any shares of capital stock of the corporation, cumulative annual dividends in the amount of $0.062 per share unless a dividend is paid at a higher rate on any other outstanding shares, in which event during the period such higher dividend is paid, each share of Series B Preferred shall be entitled to receive a dividend at such higher rate. Dividends on shares of Series B Preferred shall be cumulative and shall accrue from the date payment is received for such shares of Series B Preferred, but shall not be paid or payable until the earliest to occur of (i) June 30, 1995 and each June 30 thereafter, (ii) payment of dividends on any other class or series of shares, (iii) conversion or redemption of the Series B Preferred Stock, but only as to the shares so converted or redeemed, (iv) sale of all or substantially all of the assets of the corporation, and (v) any liquidation, dissolution or winding up, or merger of the corporation if the corporation's stockholders immediately before such transaction do not hold (by virtue solely of the securities issued in connection with their status as stockholders of the corporation) at least 50% of the voting power of the surviving or continuing entity (any event described in clause (iv) or (v) above referred to as a "Merger or Sale"). Dividends shall cease accumulating on the Series B Preferred Stock on June 30, 1997.

          (3) When the Board of Directors declares a dividend on the shares of Series B Preferred Stock with respect to the dividends that accumulated on or prior to June 30, 1997, each holder of the Series B Preferred Stock shall have the option to receive the dividend either in cash or in shares of the Common Stock of the Company, valuing such Common Stock at the fair market value as determined by the Board of Directors at the time of the declaration of the dividend.

     B.   Liquidation.
          -----------

          (1) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to the corporation or its property before any distribution may be made with respect to the Series A Preferred Stock, the Common Stock or any other class or series of capital stock, each holder of shares of Series B Preferred Stock and Series C Preferred Stock shall be entitled to be paid $1.20 and $4.00 per share, respectively, plus all accrued and unpaid dividends out of the assets of the corporation available for distribution to holders of the corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earning. If the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock and Series C Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series B Preferred Stock and Series C Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Series B Preferred Stock and Series C Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (2) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshaling of assets or similar proceeding relating to the corporation or its property before any distribution may be made with respect to the Common Stock or any other class or series of capital stock other than the Series B Preferred Stock and Series C Preferred Stock, each holder of shares of Series A Preferred Stock shall be entitled to be paid $1.00 per share plus all accrued and unpaid dividends out of the assets of the corporation available for distribution to holders of the corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earning. If the assets of the corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          (3) If, upon the occurrence of a liquidation, dissolution or winding up, after the payment to the holders of the Preferred Stock of the preferential amount, assets remain in the corporation, the holders of Preferred Stock and the holders of Common Stock shall be entitled to share in all such remaining assets in the same manner as if all shares of Preferred Stock had been converted into Common Stock.

          (4) Whenever the distribution provided for in this Section B shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the corporation.

          (5) A Merger or Sale shall be deemed to be a winding up of the corporation for purposes of this Paragraph B.

     C.   Redemption
          ----------

          (1)  Redemption at Holders' Option
               -----------------------------

               (i) In accordance with the provisions set forth below, the holders of Series B Preferred Stock may elect to have all or any portion of their shares of Series B Preferred Stock redeemed at any time or from time to time after June 30, 1997, in either case by delivering a written notice (the "Redemption Notice") to the corporation specifying the number of shares of Series B Preferred Stock to be redeemed and the date upon which the shares are to be redeemed (the "Redemption Date"), which date must be at least thirty days after the date that the Redemption Notice is delivered to the corporation.

               (ii) If the corporation has received a Redemption Notice, on the Redemption Date the corporation shall, to the extent that it is legally permitted to do so, redeem the shares specified in the Redemption Notice by paying in cash therefor $1.20 per share, and, in addition, an amount equal to all accrued but unpaid dividends per share of Series B Preferred Stock.

               (iii) In the event that the corporation is unable legally to redeem the full number of shares of Series B Preferred Stock specified in the Redemption Notice, the corporation shall effect such redemption ratably according to the number of shares of Series B Preferred Stock held by each holder requesting redemption. Shares of Series B Preferred Stock with respect to which a redemption request has been made but which are not redeemed on the Redemption Date because funds are not legally available for the redemption thereof shall be redeemed by the corporation as provided in this Paragraph (C)(1) as soon as practicable after funds are legally available for such redemption.

               (v) The obligation of the Corporation to redeem any shares of Series B Preferred Stock pursuant to this Paragraph (C)(1) is conditioned upon the surrender to the corporation, on or before the Redemption Date, of certificates representing the shares to be redeemed, duly endorsed, at the office of the corporation or of any transfer agent for the Series B Preferred Stock.

          (2)  Redemption at Corporation's Option
               ----------------------------------

               (i) In accordance with the provisions set forth below, the Corporation may elect, at any time after June 30, 1997, to redeem all or any portion of the outstanding shares of Series B Preferred Stock by delivering a written notice (the "Mandatory Redemption Notice") to the holders of the Series B Preferred Stock specifying the number of shares of Series B Preferred Stock to be redeemed and the date upon which the shares are to be redeemed (the "Mandatory Redemption Date"), which date must be at least thirty days after the date that the Mandatory Redemption Notice is delivered to the holders of the Series B Preferred Stock.

               (ii) If the corporation has delivered a Mandatory Redemption Notice, on the Mandatory Redemption Date the corporation shall redeem the shares specified in the Mandatory Redemption Notice (other than shares that have been converted into Class A Common Stock pursuant to Paragraph E) by paying in cash therefor $1.20 per share, and, in addition, an amount equal to all accrued but unpaid dividends per share of Series B Preferred Stock.

               (iii) In the event that the corporation is redeeming less than the full number of outstanding shares of Series B Preferred Stock, the corporation shall effect such redemption ratably according to the number of shares of Series B Preferred Stock held by each holder thereof.

               (iv) On or before the Mandatory Redemption Date, the holders of any certificates representing shares of Series B Preferred Stock called for redemption pursuant to this Paragraph (C)(2) (other than shares that have been converted into Class A Common Stock pursuant to Paragraph E)shall surrender such certificates, duly endorsed, at the office of the corporation or of any transfer agent for the Series B Preferred Stock, and the corporation shall have no obligation to redeem such shares or to pay the redemption amount with respect thereto until such surrender; provided, however, that regardless of whether such certificates are so surrendered, after the Mandatory

Redemption Date: (i) such shares shall be deemed to have been redeemed and no further dividends shall accrue with respect to the shares so redeemed, (ii) the holders of such certificates shall no longer be stockholders of the Corporation and (iii) the holders of such certificates shall have no rights with respect thereto other than to receive the redemption amount, without interest thereon, upon the surrender of such certificates as provided above.

     D.  Voting Rights.  Except as otherwise required by law, the holder of each
         -------------
share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such share of Preferred Stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock of the corporation having general voting power and not separately as a class. Fractions of votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder can be converted) be rounded to the nearest whole share.

     E.  Conversion.
         ----------

         (1) Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time at the office of the corporation or any transfer agent for the Preferred Stock. In addition, the outstanding shares of Preferred Stock shall automatically convert into shares of Class A Common Stock upon the closing of this corporation's sale of its Class A Common Stock to the public in an offering registered under the Securities Act of 1933, as amended. Initially, a share of Preferred Stock shall convert into shares of Class A Common Stock at a rate of one share of Class A Common Stock for each share of Preferred Stock.

         (2) Before any holder of Preferred Stock shall be entitled to receive a certificate or certificates for shares of Class A Common Stock upon conversion, such holder shall surrender the certificate or certificates for the holder's shares of Preferred Stock, duly endorsed, at the office of the corporation or of any transfer agent for such stock, and, unless such conversion is automatic, shall give written notice to the corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made (i) in the case such conversion is automatic, upon the closing of the public offering, (ii) in the case such conversion is at the election of the holder, immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or record holders of such shares of Class A Common Stock on such date.

          (3) The number of shares of Class A Common Stock issuable upon conversion of shares of Preferred Stock shall be subject to adjustments as follows:

               (i) In the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of outstanding Class A Common Stock, then in each such case the number of shares of Class A Common Stock into which shares of Preferred Stock may be converted shall be equitably adjusted so as not to impair or enlarge the conversion rights of Preferred Stock.

               (ii) In the event the corporation determines to offer rights to the holders of Class A Common Stock entitling them to subscribe to additional shares of Class A Common Stock or securities convertible into Class A Common Stock, the corporation shall also extend such right to the holders of Preferred Stock as if converted to Class A Common Stock on the record date for such offering. There shall be no adjustment in the respective conversion rates by virtue of such rights offering or by virtue of any sale of any class of securities of the corporation.

          (4) Whenever the amount of Class A Common Stock deliverable upon the conversion of Preferred Stock shall be adjusted pursuant to the provisions hereof, the corporation shall forthwith file, at its principal executive office and with any transfer agent for its Class A Common Stock or Preferred Stock, a statement signed by the Chief Executive Officer and Treasurer of the corporation stating the adjusted amount of its Class A Common Stock deliverable per share of Preferred Stock calculated to the nearest one hundredth and setting forth in reasonable detail the mode of calculation. Each adjustment shall remain in effect until a subsequent adjustment is required hereunder.

          (5) The corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock the full number of shares deliverable upon conversion of all the then outstanding Preferred Stock and shall take all such action and obtain all such permits and orders as may be necessary to enable the corporation lawfully to issue such Class A Common Stock upon the conversion of Preferred Stock.

          (6) No fractions of shares of Class A Common Stock shall be issued upon the conversion of Preferred Stock. In lieu of fractions, the number of shares of Class A Common Stock issuable upon the conversion of Preferred Stock shall be rounded to the nearest whole number.

          (7) The issue of stock certificates on conversion of Preferred Stock shall be made without charge to the converting stockholders and the corporation shall pay any stock transfer tax with respect to the issue thereof if Class A Common Stock deliverable upon conversion is issued in the name of the holder of the Preferred Stock certificate converted.

     SEVENTH.  The corporation is to have perpetual existence.

     EIGHTH. In furtherance and not in limitation of the powers conferred by statute:

     A. The Board of Directors of the corporation is expressly authorized, to adopt, amend, alter, or repeal the bylaws of the corporation.

     B. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

     C. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

     NINTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TENTH. A director of this corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except (1) for any breach of the director's duty of loyalty to this corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derives (or derived) an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     ELEVENTH. The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

     IN WITNESS WHEREOF, Aegis Mortgage Acceleration Corp. has caused this certificate to be signed by John Decker, its President, this 4th day of March, 1998.

                              AEGIS MORTGAGE ACCELERATION CORP.


                              By:  /s/ John Decker
                                   ----------------------------
                                   Name:  John Decker
                                   Title:  President

                                                                  EXHIBIT 3.1(b)

                          CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                    AEGIS MORTGAGE ACCELERATION CORPORATION

     Aegis Mortgage Acceleration Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

     FIRST:
     -----

     That Article Sixth, Section A of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "A.  Dividend Rights.
          ---------------

          (1) Subject to the superior rights of the Series B Preferred Stock, each share of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, a dividend equal to $0.10 per share of Series A Preferred Stock before the payment of any dividend on the Common Stock.

          (2) Each share of Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, payable in preference and priority to any payment of any other dividend on any shares of capital stock of the corporation, cumulative annual dividends in the amount of $0.06667 per share unless a dividend is paid at a higher rate on any other outstanding shares, in which event during the period such higher dividend is paid, each share of Series B Preferred shall be entitled to receive a dividend at such higher rate. Dividends on shares of Series B Preferred shall be cumulative and shall accrue from the date payment is received for such shares of Series B Preferred, but shall not be paid or payable until the earliest to occur of (i) June 30, 1995 and each June 30 thereafter, (ii) payment of dividends on any other class or series of shares, (iii) conversion of the Series B Preferred Stock, but only as to the shares so converted, (iv) sale of all or substantially all of the assets of the corporation, and (v) any liquidation, dissolution or winding up, or merger of the corporation if the corporation's stockholders immediately before such transaction do not hold (by virtue solely of the securities issued in connection with their status as stockholders of the corporation) at least 50% of the voting power of the surviving or continuing entity (any event described in clause (iv) or (v) above referred to as a "Merger or Sale"). Dividends shall cease accumulating on the Series B Preferred Stock on June 30, 1997.

          (3) When the Board of Directors declares a dividend on the shares of Series B Preferred Stock with respect to the dividends that accumulated on or prior to June 30, 1997, each holder of the Series B Preferred Stock shall have the option to receive the dividend either in cash or in shares of the Common Stock of the Company, at the exchange rate of one share of Common Stock for each $1.00 of accrued dividends."

     That Article Sixth, Section C of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

     "C.  Redemption.  The Preferred Stock shall be nonredeemable."
          -----------

     SECOND:  That said amendment was duly adopted in accordance with the
     ------
provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, Aegis Mortgage Acceleration Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be executed by its duly authorized person this 27th day of December, 1999.

                              /s/ Craig M. Compiano
                              ---------------------------------
                              Name:  Craig M. Compiano
                                     --------------------------
                              Title:  Vice President
                                      -------------------------

                                                                  EXHIBIT 3.1(c)


                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                    AEGIS MORTGAGE ACCELERATION CORPORATION

     Aegis Mortgage Acceleration Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation has adopted the following resolution:

     RESOLVED, that Article FIRST of the Restated Certificate of Incorporation be amended to read as follows:

          "FIRST:  The name of the corporation is Paymap Inc."

     SECOND: That said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Certificate of Amendment this 14th day of February, 2000.

                              Aegis Mortgage Acceleration Corporation


                              By: /s/John P. Decker
                                  -----------------
                                  John P. Decker, President and
                                  Chief Executive Officer